Exhibit 99.1

Harris Corporation To Acquire The Orkand Corporation

Company Increases Earnings Guidance and
Begins to Implement Additional Cost Reductions in Commercial Divisions

MELBOURNE, Florida, June 7, 2004 — Harris Corporation (NYSE: HRS) today announced that it has signed a definitive agreement to acquire Orkand Corporation, a privately held leading provider of technical services and information technology for U.S. Government agencies. The company also provided increased earnings guidance for fiscal year 2005, and details of additional cost reduction efforts to improve efficiency and profitability in its Microwave Communications and Broadcast Communications divisions.

Orkand Acquisition
 The Orkand Corporation is headquartered in Falls Church, Virginia and has more than 1,000 employees operating in 22 U.S. states. The company provides information technology services under contracts with the Department of State, Department of Labor, Department of the Interior, Department of Health and Human Services, Department of Energy, and the U.S. Postal Service, among others. Orkand revenue for the 12 months ending in March 2004 was $80 million.

Under terms of a definitive agreement, Harris will purchase Orkand for approximately $66 million in cash, subject to post-closing adjustments. The transaction, which is subject to customary regulatory approvals, is expected to close prior to Harris’ 2004 fiscal year end on July 2, 2004. The acquisition is expected to be immediately accretive to earnings in fiscal year 2005 at approximately $0.05 per diluted share.

“The acquisition of Orkand Corporation expands our mission-critical services business and adds important new customers to our Government Communications Systems division,” said Howard L. Lance, chairman, president, and chief executive officer of Harris Corporation. “They have a strong and well-established prime contractor position with these customers. As part of the Harris Technical Services business, Orkand will provide us with increased scale and new contract bid opportunities, expanding our position as a leading communications systems and services provider to the U.S. Government.”

HARRIS CORPORATION | 1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™

Cost Reduction Actions
 As previously announced, Harris initiated further cost reduction actions within its Microwave Communications and Broadcast Communications businesses. These actions are expected to improve operating efficiency and profitability in both divisions, with a payback period of less than 12 months.

In the Microwave Communications division, approximately 100 jobs are being eliminated worldwide, and another 140 jobs will be moved to lower cost locations. Division administration and support functions will be consolidated at its Research Triangle Park facility in Durham, North Carolina. Production and support for the new TRuepoint™ microwave radio family will be consolidated at its San Antonio, Texas manufacturing facility, where the successful Constellation® and MegaStar® product lines are currently produced. The company expects to take a pre-tax charge in the fourth quarter of approximately $8 million ($0.08 per diluted share) in conjunction with these restructuring actions.

Approximately 100 jobs will be eliminated in the Broadcast Communications division in the U.S. and Europe. The organization has been recently realigned into five customer-facing business units—Television Broadcast Systems, Radio Broadcast Systems, Broadcast Systems Europe, Broadcast Automation Solutions, and Networking & Government Systems. This new structure will provide better focus on core markets and improve operational efficiency and competitiveness. Restructuring costs of approximately $4 million in the fourth quarter will be offset by the reversal of a previously established reserve for the consolidation of the company’s European broadcast operations.

“We enjoy leading market positions in both Broadcast and Microwave communications and see excellent growth potential in both businesses,” added Lance. “The additional cost reductions will better position them to significantly contribute to total company profitability going forward.”

Sale of Telecom Product Line
 During the quarter, Harris completed the previously announced sale of its telecom tools, test sets, and test systems product line to Danaher Corporation. Harris sold this product line for $50 million in cash, subject to post-closing adjustments. The gain on the sale, combined with the product line’s operating results for April and May, is expected to result in income from discontinued operations of approximately $5 million ($0.08 per diluted share) in the fourth quarter. The Harris NetBoss™ network operations software business, which was part of the Network Support segment, was not included in the sale and will be consolidated into the Microwave Communications division.

As a result of the sale, the telecom tools, test sets, and test systems product line will be shown as a discontinued operation in the company’s financial results. The revised financial results for the past seven quarters will be detailed in a Form 8-K filing with the U.S. Securities and Exchange Commission.

HARRIS CORPORATION | 1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™

Outlook
 The company expects earnings for its fiscal fourth quarter to be $0.54 per diluted share, and $1.96 per diluted share for fiscal year 2004. These earnings figures are on a GAAP basis, and will include the aforementioned restructuring charges in the fourth fiscal quarter, as well as income from discontinued operations. For fiscal year 2005, the company is raising its guidance to a range of $2.25 to $2.35 per diluted share.

“With an improving commercial environment, the continuing momentum from our government businesses, and the addition of the Orkand acquisition, the company expects to deliver solid financial performance in our next fiscal year,” added Lance.

Harris will host a conference call today at 5:00 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 457-2629, access code: 631945. The conference call also will be broadcast live via the Internet at http://www.harris.com and a replay will be available at the same site.

Harris Corporation is an international communications technology company focused on providing assured communications™ products, systems and services for government and commercial customers. The company’s operating divisions serve markets for government communications, tactical radio, broadcast, and microwave systems. Harris provides systems and service to customers in more than 150 countries. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statement
 Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2004, the anticipated timing of the closing of the Orkand acquisition and the impact of the acquisition on our fiscal 2005 earnings guidance for fiscal 2005, and the impact of the cost reduction actions. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: uncertain economic conditions which make it difficult to estimate growth in our markets and, as a result, future income and expenditures; the telecommunications downturn, which has had and may continue to have a negative effect on our telecom businesses; our dependence on the U.S. Government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential changes in U.S. Government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. Government contracts; risks inherent with large long-term fixed price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer demand for financing and customer credit risk; cost reductions, which may not yield the benefits we expect and could have adverse effects on our future business; the impact of competitive products and pricing; risks inherent in developing new technologies; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HARRIS CORPORATION | 1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™

# # #

Media inquiries: Tom Hausman at 321-727-9131, or tom.hausman@harris.com Investor relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

HARRIS CORPORATION | 1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™